UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2021

PIVOTAL INVESTMENT CORPORATION III

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40019	85-3415215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller The Chrysler Building 405 Lexington Avenue, 11th Floor New York, NY 10174
(Address of Principal Executive Offices) (Zip Code)

(212) 818-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-sixth of one redeemable warrant	PICC.U	The New York Stock Exchange
Class A Common Stock, par value $0.0001 per share	PICC	The New York Stock Exchange
Redeemable warrants, exercisable for shares of Class A Common Stock at an exercise price of $11.50 per share	PICC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

This Amendment No. 1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2021 by Pivotal Investment Corporation III is being filed to respond to a comment received from the Staff of the Securities and Exchange Commission relating to the initial filing of such Current Report.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of the financial statements as of September 30, 2021 for Pivotal Investment Corporation III (the “Company”), management identified errors made in the Company’s historical financial statements where the Company improperly classified some of its Class A common stock subject to possible redemption. The Company previously determined the Class A common stock subject to possible redemption to be equal to the redemption value of $10.00 per share of Class A common stock while also taking into consideration that a redemption cannot result in net tangible assets being less than $5,000,001 pursuant to the Company’s amended and restated certificate of incorporation. Management determined that the Class A common stock issued during the Company’s initial public offering can be redeemed or become redeemable subject to the occurrence of future events considered outside the Company’s control. Therefore, management concluded that temporary equity should include all shares of Class A common stock subject to possible redemption, as opposed to only certain shares. As a result, management noted a classification error related to temporary equity and permanent equity. This resulted in a restatement to the initial carrying value of the Class A common stock subject to possible redemption with the offset recorded to additional paid-in capital (to the extent available), accumulated deficit and Class A common stock.

Based on the foregoing, on November 15, 2021, management of the Company and the Audit Committee of the Board of Directors of the Company determined that the Company’s previous quarterly reports on Form 10-Q for the quarters ended June 30, 2021 and March 31, 2021 and the audited balance sheet as of February 11, 2021 (the date the Company consummated its initial public offering), included in Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 18, 2021 (collectively, the “Affected Periods”) should no longer be relied upon. The Company intends to include a footnote in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 reflecting the restatement for the Affected Periods.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, its independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2021

PIVOTAL INVESTMENT CORPORATION III

By:	/s/ Kevin Griffin
Name: Kevin Griffin
Title: Chief Executive Officer

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